UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2018

WMIH Corp.

(Exact name of registrant as specified in its charter)

001-14667

(Commission

File Number)

Delaware	91-1653725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8950 Cypress Waters Boulevard Coppell, Texas 75019	98104
(Address of principal executive offices)	(Zip Code)

(469) 549-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on July 31, 2018 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 12, 2018 (the “Merger Agreement”), by and among WMIH Corp., a Delaware corporation (“WMIH”), Wand Merger Corporation, a Delaware corporation and wholly owned subsidiary of WMIH (“Merger Sub”), and Nationstar Mortgage Holdings Inc., a Delaware corporation (“Nationstar”), pursuant to which Merger Sub merged with and into Nationstar, with Nationstar as the surviving corporation (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2018, upon the consummation of the Merger, WMIH and Wells Fargo Bank, National Association (the “Trustee”), entered into (x) a supplemental indenture (the “2021 Notes Supplemental Indenture”) to the Indenture, dated as of February 7, 2013 (as amended and supplemented, the “2021 Notes Indenture”), among Nationstar Mortgage LLC and Nationstar Capital Corporation (the “Existing Notes Issuers”), Nationstar and other guarantors party thereto and the Trustee, relating to the Existing Notes Issuers’ 6.500% Senior Notes due 2021 (the “2021 Notes”), and (y) a supplemental indenture (the “2022 Notes Supplemental Indenture”) to the Indenture, dated as of May 31, 2013 (as amended and supplemented, the “2022 Notes Indenture” and, together with the 2021 Notes Indenture, the “Existing Notes Indenture”), among the Existing Notes Issuers, Nationstar and other guarantors party thereto and the Trustee, relating to the Existing Notes Issuers’ 6.500% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Existing Notes”), pursuant to which WMIH agreed to guarantee, jointly and severally with Nationstar and other guarantors party thereto, on a senior unsecured basis, all of the Existing Notes Issuers’ obligations under the Existing Notes and the Existing Notes Indenture. As of June 30, 2018, there was $591,600,000 aggregate principal amount of the 2021 Notes and $205,955,000 aggregate principal amount of the 2022 Notes outstanding. The 2021 Notes Indenture and the 2022 Notes Indenture were each filed as Exhibit 4.10 and Exhibit 4.12 to Nationstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 2, 2018.

On July 31, 2018, upon the consummation of the Merger, Nationstar, certain subsidiaries of Nationstar (the “Subsidiary Guarantors”) and the Trustee entered into a supplemental indenture (the “Completion Date Supplemental Indenture”) to the Indenture, dated as of July 13, 2018 (as supplemented, the “New Notes Indenture”), among Merger Sub, WMIH and the Trustee, governing the 8.125% Senior Notes due 2023 (the “2023 Notes”) and 9.125% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “New Notes”), initially issued by Merger Sub, pursuant to which Nationstar assumed Merger Sub’s obligations under the New Notes and the New Notes Indenture and the Subsidiary Guarantors agreed to guarantee, jointly and severally with WMIH, on a senior unsecured basis, all of Nationstar’s obligations under the New Notes and the New Notes Indenture. As of July 31, 2018, there was $950,000,000 aggregate principal amount of the 2023 Notes and $750,000,000 aggregate principal amount of the 2026 Notes outstanding. The New Notes Indenture was previously filed as Exhibit 4.1 to WMIH’s Current Report on Form 8-K, filed with the SEC on July 13, 2018.

The foregoing description of each of the 2021 Notes Supplemental Indenture, the 2022 Notes Supplemental Indenture and the Completion Date Supplemental Indenture is qualified in its entirety by reference to the 2021 Notes Supplemental Indenture, the 2022 Notes Supplemental Indenture and the Completion Date Supplemental Indenture, as the case may be, a copy of which is filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 to WMIH’s Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

In addition, upon the consummation of the Merger, on the Closing Date, WMIH assumed and adopted the Nationstar Mortgage Holdings Inc. Second Amended and Restated 2012 Incentive Compensation Plan (“2012 Plan”).

In connection with such assumption of the 2012 Plan, Nationstar’s Board of Directors took certain actions and made certain amendments to the 2012 Plan (the “2012 Plan Amendments”), among other things, to reflect that awards under the 2012 Plan relate to WMIH Common Stock (as defined below) and to adjust the number of shares that may be issued under the 2012 Plan and the number of shares subject to individual awards, in each case, by the exchange ratio set forth in the Merger Agreement.

The 2012 Plan and the 2012 Plan Amendment are filed as Exhibits 10.1 and 10.2 to WMIH’s Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2018, pursuant to the Merger Agreement, Merger Sub merged with and into Nationstar, with Nationstar as the surviving corporation. As a result of the Merger, Nationstar became a wholly-owned subsidiary of WMIH.

As a result of the Merger, each share of common stock of Nationstar, par value of $0.01 per share (“Nationstar Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by WMIH or Nationstar and shares held by any holder of Nationstar common stock who is entitled to demand and properly demands appraisal of such shares under Delaware law (all such shares described in this parenthetical, “Excluded Shares”)) was converted into, subject to automatic proration and adjustment, either (i) if the holder of such share made a valid cash election, $18.00 in cash (the consideration described in this clause (i), the “Cash Election Consideration”), or (ii) if the holder of such share made a valid stock election (or failed to make a valid election), 12.7793 shares of common stock of WMIH, par value $0.00001 per share (“WMIH Common Stock”) (the consideration described in this clause (ii), the “Stock Election Consideration”). Based on the preliminary election results previously announced by WMIH and Nationstar on July 27, 2018, the Cash Election Consideration will be subject to automatic proration and adjustment, as described in the Merger Agreement and in the definitive joint proxy statement/prospectus dated May 31, 2018, filed by WMIH with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2018, as amended and supplemented from time to time (the “Prospectus”), to ensure that the total amount of cash paid (excluding cash paid in lieu of fractional shares) equals exactly $1,225,885,248.00. The Stock Election Consideration will not be prorated. After the final Merger Consideration election results are determined, the final allocation and proration of Merger Consideration will be calculated in accordance with the terms of the Merger Agreement.

For payments to holders of Nationstar Common Stock (other than Excluded Shares) in connection with the Merger, WMIH deposited with Computershare Trust Company, N.A., the exchange agent for the Merger (the “Exchange Agent”), a total of approximately 397 million shares of WMIH Common Stock and a total of $1,225,885,248.00 in cash to be issued and paid to Nationstar stockholders, in the aggregate. No fractional shares of WMIH Common Stock were issued in the Merger. Accordingly, Nationstar stockholders became entitled to receive cash in lieu of fractional shares, if any, of WMIH Common Stock. WMIH will deposit with the Exchange Agent, from time to time, an additional amount in cash sufficient to pay cash in lieu of fractional shares in accordance with the Merger Agreement.

Pursuant to the Merger Agreement, subject to certain exceptions, (i) each outstanding share of Nationstar restricted stock automatically vested in full effective as of immediately prior to the Effective Time and was converted into the right to receive either the Cash Election Consideration or the Stock Election Consideration, as elected by the holder thereof in accordance with the procedures set out in the Merger Agreement and (ii) each outstanding Nationstar restricted stock unit, whether vested or unvested, automatically vested in full effective as of immediately prior to the Effective Time, and, at the Effective Time, was assumed by WMIH and was converted into a WMIH restricted stock unit entitling the holder thereof to receive upon settlement either the Cash Election Consideration or the Stock Election Consideration, as elected by the holder of the Nationstar restricted stock unit award in accordance with the procedures set out in the Merger Agreement, based on the number of shares of Nationstar Common Stock underlying or represented by the number of Nationstar restricted stock unit awards as of immediately prior to the Effective Time.

Nationstar restricted stock unit awards and Nationstar restricted stock awards that were granted between the signing of the Merger Agreement and the Effective Time did not automatically vest solely as a result of the Merger, but instead were automatically assumed by WMIH at the Effective Time and converted into a WMIH restricted stock unit award or restricted stock award, as applicable, with respect to a number of WMIH shares equal to the number of shares of Nationstar Common Stock underlying the award multiplied by the exchange ratio set forth in the Merger Agreement (12.7793). Such converted awards have the same vesting schedule as the underlying Nationstar awards and will automatically vest upon a termination of the grantee’s service without “cause” (as defined in the applicable award agreement) within 12 months after the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to WMIH’s Current Report on Form 8-K filed on February 14, 2018, and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the 2021 Notes Indenture and the 2022 Notes Indenture is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On February 12, 2018, WMIH and KKR Wand Holdings Corporation (“Wand Holdings”) entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”). At the Effective Time, pursuant to the Warrant Exchange Agreement, Wand Holdings surrendered to WMIH the warrants it held (which were exercisable for an aggregate of 61,400,000 shares of WMIH Common Stock) in exchange for WMIH issuing 21,197,619 shares of WMIH Common Stock to Wand Holdings (the “Warrant Exchange”).

The Warrant Exchange was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the offer and sale of WMIH Common Stock in the Warrant Exchange did not involve a public offering of WMIH Common Stock. Wand Holdings has represented that it is acquiring the shares pursuant to the Warrant Exchange for its own account, for investment only, and not with a view to any resale or public distribution thereof.

The foregoing description of the Warrant Exchange Agreement and the Warrant Exchange does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.4 to WMIH’s Current Report on Form 8-K filed on February 14, 2018, and is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Closing Date Changes to the Company’s Board of Directors

Immediately following the Effective Time, Jay Bray, Robert Gidel, Roy Guthrie and Michael D. Malone were appointed to WMIH’s Board of Directors. Mr. Bray was also appointed as President and Chief Executive Officer, replacing William C. Gallagher in this role.

Mr. Bray (age 51) was appointed as both a director and chairman of the Board, as well as President and Chief Executive Officer of WMIH on July 31, 2018. Immediately prior to the Effective Time, Mr. Bray had served as Nationstar’s Chairman of the Board since July 1, 2016. Mr. Bray has served as Nationstar’s President since June 2015 and as Chief Executive Officer since February 2012, prior to which he served as Nationstar’s Executive Vice President and Chief Financial Officer from May 2011 to February 2012. In addition, he has served as the President of Nationstar’s wholly-owned subsidiary, Nationstar Mortgage LLC, since July 2011, as the Chief Executive Officer of Nationstar Mortgage LLC since October 2011, as the Chief Financial Officer of Nationstar Mortgage LLC from the time he joined Nationstar in May 2000 until September 2012, as a Manager of Nationstar Mortgage LLC since October 2011, as the Executive Chairman of Xome Holdings LLC since September 2015 and as a director of another subsidiary, Nationstar Capital Corporation, since March 2010. Mr. Bray has more than 25 years of experience in the mortgage servicing and originations industry. From 1988 to 1994, he worked with Arthur Andersen in Atlanta, Georgia, where he served as an audit manager from 1992 to 1994. From 1994 to 2000, Mr. Bray held a variety of leadership roles at Bank of America and predecessor entities, where he managed the Asset Backed Securitization process for mortgage-related products, developed and implemented a secondary execution strategy and profitability plan and managed investment banking relationships, secondary marketing operations and investor relations. Additionally, Mr. Bray led the portfolio acquisition, pricing and modeling group at Bank of America. Mr. Bray is a Certified Public Accountant in the State of Georgia. Mr. Bray’s in-depth experience and understanding of financial services qualify him to serve as director, chairman of the Board, president and chief executive officer of WMIH.

Mr. Gidel (age 66) was appointed as a director on July 31, 2018. Mr. Gidel has been a principal in Liberty Partners, LLC, a company that invests in both private and publicly-traded real estate and finance focused operating companies, since 1998. Mr. Gidel was President & Chief Executive Officer of Ginn Development Company, LLC, one of the largest privately-held developers of resort communities and private clubs in the Southeast, from 2007 until 2009. Immediately prior to the Effective Time, Mr. Gidel had served as a member of Nationstar’s board of directors since 2012. Mr. Gidel was also appointed as a member of the audit & risk committee, the compensation committee and the nominating & governance committee of the Board on July 31, 2018. Mr. Gidel is not a director of any other public company. Within the past five years, Mr. Gidel has served on the boards of DDR Corp. and Nationstar Mortgage Holdings Inc. Mr. Gidel is a National Association of Corporate Directors Board Leadership Fellow and his extensive experience in real estate finance and private equity, as well as wide-ranging prior experience as a director qualify him to serve as a WMIH director.

Mr. Guthrie (age 65) was appointed as Lead Director on July 31, 2018. Mr. Guthrie has been the Chief Executive Officer of Renovate America, Inc. (a privately-held corporation), which provides an energy efficiency and renewable energy home improvement financing platform, since October 2017. Mr. Guthrie was Executive Vice President of Discover Financial Services, a direct banking and payment services company, from 2005 to 2012; he previously served as Chief Financial Officer from 2005 to 2011 and as Treasurer from 2009 to 2010. Mr. Guthrie was President & Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc., from 2000 to 2004, serving on Citigroup’s Management Committee throughout this period. Mr. Guthrie was also Chief Financial Officer of Associates First Capital Corporation from 1996 to 2000, while it was a public company, and he served as a member of its board of directors from 1998 to 2000. Immediately prior to the Effective Time, Mr. Guthrie had served as a member of Nationstar’s board of directors since 2012. Mr. Guthrie was also appointed as a member of the audit & risk committee and the compensation committee of the Board on July 31, 2018. Mr. Guthrie currently serves on the boards of OneMain Holdings, Inc. and Synchrony Financial. Within the past five years, Mr. Guthrie has served on the boards of Garrison Capital, Inc. and Lifelock, Inc. Mr. Guthrie’s valuable expertise in financial services as well as extensive experience as an executive officer and director of public companies qualify him to serve as a WMIH director.

Mr. Malone (age 64) was appointed as a director on July 31, 2018. Mr. Malone is the former Managing Director of Fortress Investment Group LLC, a global investment management group and an affiliate of WMIH stockholder, FIF HE Holdings LLC, a position he held from February 2008 until February 2012, where he led the Charlotte, North Carolina office and was responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as Senior Executive Banker and Managing Director. Over those years Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities LLC, including real estate, gaming, lodging, leisure and the financial sponsors businesses. Mr. Malone was also appointed as a member of the audit & risk committee, the compensation committee and the nominating & corporate governance committee of the Board on July 31, 2018. Immediately prior to the Effective Time, Mr. Malone had served as a member of Nationstar’s board of directors since 2012. Mr. Malone currently serves on the boards of New Senior Investment Group and Walker & Dunlop, Inc. Within the past five years, Mr. Malone has served on the board of Morgans Hotel Group Co.

The Board has determined that each of Mr. Gidel, Mr. Guthrie and Mr. Malone, as well as the existing WMIH directors Christopher J. Harrington, Tagar C. Olson and Steven D. Scheiwe, is “independent” for purposes of NASDAQ’s governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)). Messrs. Bray, Gidel, Guthrie and Malone will each enter into a customary indemnification agreement. Messrs. Gidel, Guthrie and Malone will receive compensation as non-employee directors for their service on the Board in accordance with the terms to be established by the Board.

There are no arrangements or understandings between any of Mr. Bray, Mr. Gidel, Mr. Guthrie and Mr. Malone and any other persons pursuant to which any of them was selected as a director of the Company. None of Mr. Bray, Mr. Gidel, Mr. Guthrie and Mr. Malone has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also, on July 31, 2018, pursuant to Section 2.14 of the Merger Agreement, four of the Company’s seven directors, separately advised the Nominating Committee and the Board of their decision to resign upon the Effective Time as follows: William C. Gallagher, Chief Executive Officer and director of the Company, who has served on the Board since 2015; Diane B. Glossman, director, Chairwoman of the Compensation Committee and member of the Audit Committee and Nominating and Corporate Governance Committee, who has served on the Board since 2012;

Michael J. Renoff, director and member of the Audit Committee, who has served on the Board since 2012; and Michael L. Willingham, director, Chairman of the Audit Committee and member of the Compensation Committee, and the Nominating and Corporate Governance Committee, who has served on the Board since 2012. Each of Messrs. Gallagher, Renoff and Willingham and Ms. Glossman have confirmed that their decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or for any of the other reasons requiring further disclosure under Item 5.02(a) of Form 8-K. In connection with the resignations of Messrs. Renoff and Willingham and Ms. Glossman, the Board approved the acceleration of any unvested shares of restricted stock, conditioned upon the occurrence of the Effective Time.

Closing Date Changes to the Company’s Officers

In addition to the appointment of Mr. Bray as President and Chief Executive Officer, following the Effective Time, WMIH’s Board also appointed Anthony L. Ebers as Executive Vice President & Chief Operating Officer, Amar R. Patel as Executive Vice President & Chief Financial Officer, Michael R. Rawls as Executive Vice President, Servicing, and Anthony W. Villani as Executive Vice President & General Counsel of WMIH (together, the “New Executive Officers”). The employment terms of the New Executive Officers are on substantially similar terms of employment the New Executive Officers had with Nationstar prior to the Effective Time. Upon the Effective Time, in addition to Mr. Gallagher, WMIH’s Board accepted the resignation of Thomas L. Fairfield as Chief Operating Officer, Timothy Jaeger as Interim Chief Financial Officer and Charles Edward Smith as Chief Legal Officer. Following the Effective Time, Mr. Jaeger will remain a Senior Vice President and Mr. Smith will remain an Executive Vice President and Assistant Secretary of WMIH.

Mr. Ebers (age 52) was appointed Executive Vice President and Chief Operating Officer of WMIH on July 31, 2018. Mr. Ebers has served as Executive Vice President and Chief Operating Officer since April 2018, prior to which he served as the Executive Vice President, Originations for Nationstar from July 2015 to April 2018. He held the same position at Nationstar Mortgage LLC. Prior to joining Nationstar, Mr. Ebers served as the Division President, Originations for ServiceLink, a Black Knight company and national provider of transaction services to the mortgage and finance industries, from April 2015 to July 2015. From March 2009 to April 2015 Mr. Ebers held various leadership roles at OneWest Bank, most recently serving as EVP, Head of Mortgage Lending and Servicing. Prior to OneWest Bank, Mr. Ebers held various executive leadership roles at IndyMac Bancorp Inc., which filed for Chapter 7 bankruptcy in 2009. Mr. Ebers has held key leadership positions in mortgage lending, servicing and real estate transaction related services for the past 25 years. Additionally, throughout his career, Mr. Ebers has been a member of the Mortgage Bankers Association (MBA) Servicing Committee and served on multiple industry advisory boards.

Mr. Patel (age 47) was appointed Executive Vice President and Chief Financial Officer of WMIH on July 31, 2018. Mr. Patel has served as Nationstar’s Executive Vice President and Chief Financial Officer since March 2017 and served as a consultant from January 2017 to March 2017. Prior to which, Mr. Patel served as Nationstar’s Senior Vice President of Servicing Finance from July 2015 to September 2016 and served as Executive Vice President of Portfolio Investments from 2011 to July 2015. He also held the position of Senior Vice President at Nationstar Mortgage LLC and was its Executive Vice President of Portfolio Investments from the time he joined Nationstar in June 2006 until July 2015. Mr. Patel has over 25 years of experience in the mortgage industry.

Mr. Rawls (age 49) was appointed Executive Vice President, Servicing of WMIH on July 31, 2018. Mr. Rawls has served as Nationstar’s Executive Vice President, Servicing since June 2015. He held the same position at Nationstar Mortgage LLC. Prior to such time he served as the President of Champion Mortgage from 2014 to June 2015; as Nationstar’s Executive Vice President, Default from 2013 to 2014; as Nationstar’s Senior Vice President, Loss Mitigation from 2008 to 2013; and has held other key positions since joining Nationstar in 2000. Mr. Rawls has over 20 years of expertise in mortgage operations, with a concentration in loss mitigation, foreclosure, bankruptcy and real estate owned portfolios.

Mr. Villani (age 61) was appointed Executive Vice President and General Counsel on July 31, 2018. Mr. Villani has served as Nationstar’s Executive Vice President and General Counsel since 2012. He also held the same position at Nationstar Mortgage LLC, which he joined in October 2011 as an Executive Vice President. Mr. Villani also served as Nationstar’s Secretary from February to August of 2012. Prior to joining Nationstar, Mr. Villani was Vice President and Associate General Counsel of Goldman, Sachs & Co. where he served as the managing attorney for Litton Loan Servicing LP, a Goldman Sachs company, from June 2008 until September 2011. Mr. Villani has over 30 years of experience serving as in-house counsel in the banking and mortgage industries.

There are no arrangements or understandings between any of Mr. Bray, Mr. Ebers, Mr. Patel, Mr. Rawls and Mr. Villani and any other persons pursuant to which any of them was selected as an officer of the Company. None of Mr. Bray, Mr. Ebers, Mr. Patel, Mr. Rawls and Mr. Villani has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 31, 2018, upon the Effective Time, Mr. Gallagher’s and Mr. Fairfield’s 2,285,714 shares of outstanding and unvested WMIH restricted stock (comprised of 1,777,778 shares awarded on May 15, 2015 in connection with the execution of their respective employment agreements and 507,936 shares which were approved by WMIH’s Compensation Committee on July 30, 2018 to address the additional restricted shares they were each entitled to upon the adjustment of the Series B Convertible Preferred Stock conversion price) fully vested. Each of Messrs. Gallagher and Fairfield entered into a Restricted Stock Agreement, dated July 30, 2018, which provided for the grant of the 507,936 restricted shares. In addition to providing for the grant of restricted stock, the restricted stock agreements provided for amendments to the terms of Mr. Gallagher’s and Mr. Fairfield’s employment agreements to extend the employment period through August 3, 2018 as well as to provide for a lump sum payment to each of Mr. Gallagher and Mr. Fairfield in an amount equal to $27,958.99 and $27,855.15, respectively, payable on the date of expiration of the employment period in order for each to pay for continued health coverage and/or obtain coverage under a private insurance policy. On the Closing Date, as contemplated by their respective employment agreements. each of Messrs. Gallagher and Fairfield also entered into a Restrictive Covenant Agreement, dated July 31, 2018, between the Company and each of Messrs. Gallagher (the “Gallagher Restrictive Covenant Agreement”) and Fairfield (the “Fairfield Restrictive Covenant Agreement”).

The foregoing descriptions of each of the Gallagher Restricted Stock Agreement, the Gallagher Restrictive Covenant Agreement, the Fairfield Restricted Stock Agreement and the Fairfield Restrictive Covenant Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Gallagher Restricted Stock Agreement, the Gallagher Restrictive Covenant Agreement, the Fairfield Restricted Stock Agreement and the Fairfield Restrictive Covenant Agreement, a copy of each which is filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On July 31, 2018, WMIH issued a press release announcing the closing of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed by WMIH with the SEC on June 15, 2018, on WMIH’s Current Report on Form 8-K and incorporated by reference into this Item 9.01(a) is the following exhibit:

99.2	Audited Consolidated Financial Statements of Nationstar Mortgage Holdings Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015

Filed by WMIH with the SEC on June 15, 2018, on WMIH’s Current Report on Form 8-K and incorporated by reference into this Item 9.01(a) is the following exhibit:

99.3	Unaudited Consolidated Financial Statements of Nationstar Mortgage Holdings Inc. as of March 31, 2018 and for the three months ended March 31, 2018 and 2017

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Number	Exhibit

4.1	Supplemental Indenture, dated as of July 31, 2018, between WMIH Corp. and Wells Fargo Bank, National Association, as trustee, relating to the 6.500% Senior Notes due 2021

4.2	Supplemental Indenture, dated as of July 31, 2018, between WMIH Corp. and Wells Fargo Bank, National Association, as trustee, relating to the 6.500% Senior Notes due 2022

4.3	Supplemental Indenture, dated as of July 31, 2018, among Nationstar Mortgage Holdings Inc., the guarantors thereto and Wells Fargo Bank, National Association, as trustee, relating to the 8.125% Senior Notes due 2023 and 9.125% Senior Notes due 2026

10.1*	Nationstar Mortgage Holdings Inc. Second Amended and Restated 2012 Incentive Compensation Plan, incorporated by reference to Exhibit 10.1 on Nationstar Mortgage Holdings Inc. Current Report on Form 8-K, filed on May 12, 2016 (SEC File No. 001-35449)

10.2*	Amendment to the Nationstar Mortgage Holdings Inc. Second Amended and Restated 2012 Incentive Compensation Plan

10.3*	Restricted Stock Agreement between William C. Gallagher and WMIH Corp., dated as of July 30, 2018

10.4*	Restrictive Covenant Agreement between William C. Gallagher and WMIH Corp., dated as of July 31, 2018

10.5*	Restricted Stock Agreement between Thomas L. Fairfield and WMIH Corp., dated as of July 30, 2018

10.6*	Restrictive Covenant Agreement between Thomas L. Fairfield and WMIH Corp., dated as of July 31, 2018

99.1	Press Release of WMIH Corp., dated July 31, 2018

99.2	Audited Consolidated Financial Statements of Nationstar Mortgage Holdings Inc. as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015 (incorporated by reference to Exhibit 99.1 to the WMIH Corp. Current Report on Form 8-K filed on June 15, 2018)

99.3	Unaudited Consolidated Financial Statements of Nationstar Mortgage Holdings Inc. as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 (incorporated by reference to Exhibit 99.2 to the WMIH Corp. Current Report on Form 8-K filed on June 15, 2018)

*	Management Contract or Compensatory Plan or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMIH CORP.

Date: July 31, 2018	By:	/s/ Amar R. Patel
	Name:	Amar R. Patel
	Title:	Executive Vice President and Chief Financial Officer